Exhibit 10.11

FORTUNE BRANDS, INC.

2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Amendment

The Plan is amended by replacing the first sentence of Section 7(a) of the Plan with the following:

“In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a) and the number of shares that may be issued to a Non-employee Director with respect to any year as set forth in Section 4(a), (ii) the kind of shares that may be issued under the Plan and (iii) the amount and kind of payment that may be made in respect of unpaid dividends on shares of Common Stock whose receipt has been deferred pursuant to Section 4(b), as the Committee shall deem appropriate in the circumstances; provided that, the Committee shall make such adjustments in the event of an equity restructuring (as defined in Statement of Financial Accounting Standards No. 123 (revised)) as are necessary to prevent the dilution in value of a Participant’s Award.”

FORTUNE BRANDS, INC.

Date: September 25, 2007

	By:	/s/ Mark A. Roche
	Its:	Senior Vice President, General Counsel and Secretary